EXHIBIT A

Punch TV Inc. Equipment

INVENTORY LIST Punch TV Inc

MODEL	QTY	³urchase Dat	SERIAL NUMBER	PRICE
COMPUTERS				
Dell Windows XP Prof.	1	15-Feb-14	00045-476-222-523	750
Dell Windows XP Prof.	1	15-Feb-14	00045-512-866-065	750
Dell Windows XP Prof.	1	15-Feb-14	00045-587-228-231	750
Dell Windows XP Prof.	1	15-Feb-14	00045-151-899-622	750
Dell Windows XP Prof.	1	15-Feb-14	00045-163-236-690	750
Dell Windows Vista Pr.	1	15-Feb-14	00144-049-702-954	800
Dell Windows XP Hom.	1	15-Feb-14	80043-158-068-128	800
Dell Windows XP Prof.	1	15-Feb-14	00045-416-594-309	800
Dell Windows XP Prof.	1	15-Feb-14	00045-436-782-224	800
Dell Windows XP Prof.	1	15-Feb-14	00043-618-418-274	800
Dell Windows XP Prof.	1	15-Feb-14	00043-421-544-783	800
Dell Windows VA Prof.	1	15-Feb-14	00144-050-752-793	800
Power Mac G5 Quad Mac 11.2	1	15-Feb-14	G862641VR70	7,550
Power Mac G5 Dou Mac PC 7.2	1	15-Feb-14	G8422BKNPXD	5,500
Power Mac G5 Dou Mac PC 7.2	1	15-Feb-14	YMO1OOQCEUH	5,500
Power Mac G5 Dou Mac PC 7.3	1	15-Feb-14	G8437FTSQPQ	5,500
Power Mac G5 Dou Mac PC 7.2	1	15-Feb-14	2061	5,500
Power Mac G5 Dou Mac PC 7.2	1	15-Feb-14	1969c	5,500
Power Mac G5 Dou Mac PC 7.2	1	15-Feb-14	2023	5,500
E machines Window XP Hom ED	1	15-Feb-14	00043-560-032- 373	700
Acer Laptop	1	15-Feb-14	LXR4M020080393703E1601	750
Dell XP home CPU	1	15-Feb-14	60R3RG1	750
CPU window Vista	1	15-Feb-14	40R3RG1	750
Subtotal				**52,850**
MONITORS				
Hp 2010i	1	15-Feb-14	3CQO152G1B	450
Hp 2010i	1	15-Feb-14	3CQO1521L	450
Hp 2010i	1	15-Feb-14	3CQO15261M	450
Dell	1	15-Feb-14	CN-03K648-46633-28M-1118	450
Dell	1	15-Feb-14	CN-0GT780-71618-85H AAMZ	450
Dell	1	15-Feb-14	CN-06R644-47804-395-NOBT	450
Dell	1	15-Feb-14	CN-03K648-46633-291-53BU	450
Gateway	1	15-Feb-14	MUL8006A0049310	350
Nec LCD 1530V	1	15-Feb-14	0Z027771A	450
Gateway	1	15-Feb-14	LIC21276604	350
Dell	1	15-Feb-14	CN-0GT780-71618-89H-A783	350
Acer	1	15-Feb-14	ETLUG0R026222039A2400	350
Acer	1	15-Feb-14	ETLUG0R026222068532400	350
Ikan small monitor HDV	1	15-Feb-14	8000080534	450
TM14-18R MONITOR	1	15-Feb-14	H0627	450
JVC MONITOR	1	15-Feb-14	793323	450
JVC MONITOR	1	15-Feb-14	793229	450
AOC MONITOR	1	15-Feb-14	Q81A13HA188148	950
Subtotal				**8,100**
CAMERAS				
JVC Cam GY-HD 100	1	21-Mar-14	17032805	11,999
JVC Cam GY-HD 100	1	21-Mar-14	1303404	11,999
Sony Beta cam/SP player	1	21-Mar-14	10204	9,000
Panasonic AJ-HPX2000 2/3" Camcorder Kit 2	4	21-Mar-14	PAAJHPX200K1	140,345
Subtotal				**173,343**
TRIPODS				
Manfrotto Tripod	1	21-Mar-14	3221wn	500
WF tripod Weinfeng	1	21-Mar-14	WF-717AH	400

Punch TV Inc. Equipment

WF tripod Weinfeng	1	21-Mar-14 WF-717AH	400
Antonbauer Titan tripod	1	21-Mar-14 000000008517	300
Sunpak Ultra tripod	1		80
Bogen Professional tripod	1		850
Subtotal			**2,530**
COMPONENT			
Panasonic Video cassette Recorder	1	5-Apr-14 AGTC00089	2,500
Panasonic Video cassette Recorder	1	5-Apr-14 J9TC00020	2,400
AVID 3D Effect module	1	5-Apr-14 PINN972500536	500
Panasonic Digital cassette Recorder	1	5-Apr-14 11427	1,600
Avid SR3 Component	1	5-Apr-14 MBB030157	900
Avid AV888 Component	1	5-Apr-14 PZ30923 Rev A	500
Avid MH068 –Av	1	5-Apr-14 PK25939 Rev A	500
JVC Mini Deck		5-Apr-14	9,000
AD super Quad	1		300
Subtotal			**18,200**
AUDIO			
Mackie 16ch mixer	1	15-Feb-14	650
Carvin	1	15-Feb-14 380500	650
Carvin	1	15-Feb-14 380620	650
B-52 MX-15	1	15-Feb-14	350
B 52_MX-15	1	15-Feb-14	350
Astatic 40-306 Windscreens for Mini Gooseneck Microphones	8	15-Feb-14 AS40306	200
Kopul Studio Elite 4000 Series XLR M to XLR F Microphone Cable	16	15-Feb-14 KOM4006	350
Astatic 1600VP Variable Pattern Hanging Microphone (Black)	8	15-Feb-14 AS1600VP	5,000
Sound Devices 702 Field Recorder and Ports Brace AR-7 Case	2	15-Feb-14 SO702K	5,000
Audio-Technica AT-897- Shotgun Microphone Basic Kit	2	15-Feb-14 AUAT897BK	2,500
Sony UWP-V1 Wireless Lavalier Microphone Package (30/32 -566	16	15-Feb-14 SOUWPV13032	9,488
Subtotal			**25,188**
PRODUCTION EQUIPMENT			
Dolly (with accessories included)	1	14-Mar-14	17,000
Dolly Track	1	14-Mar-14	6,000
Jib Panther Pegasus Crane	1	14-Mar-14	30,000
Remote Head	1	14-Mar-14	3,500
Backdrop Alley Commando Cloth Backdrop (10 x 12', Black)	5	14-Mar-14 BABGC1012BBO	950
Sunbounce Pro Sun-Bounce Kit- Silver/White Screen (4 x 6")	2	14-Mar-14 SUSBPK46SW	950
Subtotal			**58,400**
BROADCASTING EQUIPMENT			
NewTek TriCaster 860 Live Video Production System with Control Surface	2	14-Mar-14 NETC860	150,000
Kramer Switch V5-848	1	14-Mar-14 V5-848	5,000
FM Systems RMS-400 (PS-400) Rack Mount System	1	14-Mar-14 PS-400	3,500
DBX PB-48 48 Point Patchbay	1	14-Mar-14 DBX PB-48	3,500
Wohler Technologies VMQ-4 Analog Audio Monitor Panel	1	14-Mar-14 43590	3,500
D.Co Show Maker Pro 3.8	1	14-Mar-14 76487-0EM-0044382-80186	150,000
H-IPTV-E5x-64 (Server x2 Xeon ES 2630 with 64 Gb RAM)	2	14-Mar-14 A11026D60098-005E	4,500
H-IPTV-E3x1-16 (Server x1 Xeon E3 class with 16 Gb RAM)	2	14-Mar-14 CNOR1799-2829-580-0163	20,000
H-IPTV-RDA16 (16 Drive Sas Class Storrage Array Server)	2	14-Mar-14 CN-0UM249-42940-76G-A012	20,000
WD HDD 2 TB (2 TB Western Digital Storage Class 3.5in HDD	32	14-Mar-14 WCC1T1273493	40,000
Subtotal			**400,000**
SPECIALIZED COMPUTERS & SOFTWARE			
Hp 2010i	1	14-Mar-14 3CQO152G1B	300
Hp 2010i	1	14-Mar-14 3CQO1521L	300
Hp 2010i	1	14-Mar-14 3CQO15261M	300
Dell	1	14-Mar-14 CN-03K648-46633-28M-1118	200
Dell	1	14-Mar-14 CN-0GT780-71618-85H AAMZ	200
Dell	1	14-Mar-14 CN-06R644-47804-395-NOBT	200

Punch TV Inc. Equipment

Dell	1	14-Mar-14	CN-03K648-46633-291-53BU	200
Gateway	1	14-Mar-14	MUL8006A0049310	190
Nec LCD 1530V	2	14-Mar-14	0Z027771A	250
Gateway	1	14-Mar-14	LIC21276604	190
Dell	1	14-Mar-14	CN-0GT780-71618-89H-A783	200
Acer	1	14-Mar-14	ETLUG0R026222039A2400	180
Acer	1	14-Mar-14	ETLUG0R026222068532400	180
Ikan small monitor HDV	3	14-Mar-14	8000080534	500
TM14-18R MONITOR	2	14-Mar-14	H0627	280
JVC MONITOR	1	14-Mar-14	793323	300
JVC MONITOR	1	14-Mar-14	793229	300
AOC MONITOR	1	14-Mar-14	Q81A13HA188148	400
Subtotal				**4,670**
			Total Equipment	**743,281**

3:39 PM

03/27/19

Accrual Basis

Punch TV Studios
General Journal Transaction
October 1, 2018

Num	Name	Memo	Account	Class	Debit	Credit
194		To adjust for fi...	Accumulated Depre...		35,591.93	
		To adjust for fi...	Accumulated Depre...		295,891.20	
		To adjust for fi...	Accumulated Depre...		108,706.11	
		To adjust for fi...	Accumulated Depre...		40,905.52	
		To adjust for fi...	Accumulated Depre...		38,267.63	
		To adjust for fi...	Audio Equipment			48,236.50
		To adjust for fi...	Broadcasting Equip...			1,057,115.81
		To adjust for fi...	Cameras			193,231.07
		To adjust for fi...	Computer Supplies ...			79,016.89
		To adjust for fi...	Production Equipment			90,324.61
		To adjust for fi...	Investment in Punch...		948,562.49	
					1,467,924.88	1,467,924.88
TOTAL					1,467,924.88	1,467,924.88

FIXED ASSETS
TRANSFERRED TO
PUNCHFLIX